UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2026

BJ'S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive,
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(774) 512-7400
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the BJ’s Wholesale Club Holdings, Inc. (the “company”) annual meeting of shareholders on June 18, 2026 (the “annual meeting”), a total of 122,261,551 shares of the company’s common stock were present in person or represented by proxy, representing approximately 95.75% of the company’s common stock outstanding as of April 27, 2026, the record date. The voting results for the proposals considered and voted upon at the annual meeting, each of which were described in the proxy statement, are set forth below.

Item 1 – The shareholders of the company elected Darryl Brown, Dave Burwick, Bob Eddy, Michelle Gloeckler, Maile Naylor, Steve Ortega, Ken Parent, Chris Peterson, Marie Robinson and Rob Steele as directors to hold office until the company’s annual meeting of shareholders to be held in 2027 and until their respective successors have been duly elected and qualified. The results of the shareholders’ vote with respect to the election of each director were as follows:

	FOR	WITHHELD	BROKER NON-VOTES
Darryl Brown	106,335,846	11,692,597	4,233,108
Dave Burwick	110,217,678	7,810,765	4,233,108
Bob Eddy	110,490,135	7,538,308	4,233,108
Michelle Gloeckler	110,230,666	7,797,777	4,233,108
Maile Naylor	109,878,049	8,150,394	4,233,108
Steve Ortega	111,267,544	6,760,899	4,233,108
Ken Parent	110,813,519	7,214,924	4,233,108
Chris Peterson	109,067,164	8,961,279	4,233,108
Marie Robinson	111,524,496	6,503,947	4,233,108
Rob Steele	111,335,266	6,693,177	4,233,108

Item 2 – The shareholders approved, on an advisory (non-binding) basis, the compensation of the company’s named executive officers. The results of the shareholders’ vote with respect to the compensation of the company’s named executive officers were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
109,631,661	8,290,888	105,894	4,233,108

Item 3 – The shareholders approved, on an advisory (non-binding) basis, the frequency of future votes on the compensation of the company’s named executive officers. The results of the shareholders’ vote with respect to the frequency of future votes on the compensation of the company’s named executive officers were as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAINED	BROKER NON-VOTES
116,242,380	15,196	1,711,711	59,156	4,233,108

Item 4 – The shareholders of the company ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the company’s fiscal year 2026. The results of the shareholders’ vote with respect to the ratification were as follows:

FOR	AGAINST	ABSTAINED
112,272,509	9,666,398	322,644

Item 5 – The shareholders of the company did not approve a shareholder proposal regarding adopting a majority voting standard. The results of the shareholders’ vote with respect to the shareholder proposal were as follows:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
32,310,275	85,579,217	138,951	4,233,108

Item 6 – A shareholder proposal regarding a report on GHG emissions reduction efforts was withdrawn by the proponent. The shareholder proposal was not presented or voted on at the annual meeting.

Item 7 – A shareholder proposal regarding a report on deforestation in the company’s own-brand supply chain was withdrawn by the proponent. The shareholder proposal was not presented or voted on at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Executive Vice President, Secretary